UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Plumtree Software, Inc.

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Pursuant to Rule 14a-12 Under the Securities Exchange Act of 1934

Subject Company: Plumtree Software, Inc.

Commission File No.: 001-31344

The following presentation materials were used by John Kunze, President and Chief Executive Officer of Plumtree Software, Inc. and certain executives of BEA Systems, Inc. during a conference call with analysts and investors on August 22, 2005.

BEA Systems to Acquire Plumtree Software

August 21, 2005

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Speakers

Kevin Faulkner – VP of Investor Relations, BEA Systems

Alfred Chuang – CEO, BEA Systems

Mark Carges – CTO, BEA Systems

John Kunze – CEO, Plumtree Software

Mark Dentinger – CFO, BEA Systems

Joining for Q&A

Bill Klein – EVP of Corporate Development, BEA Systems

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Safe Harbor

This presentation includes forward looking statements that involve risks and uncertainties. Statements that are not of historical fact are forward-looking statements, including any statements regarding the plans, goals, strategies, focus, opportunities and objectives for our future operations, business or markets. Statements that include the use of terminology such as “may,” “will,” “expects,” “plans,” “anticipates,” “estimates,” “continue,” “predict,” “growth,” “investment,” “commitment” or other comparable terminology, are also forward-looking statements.

Actual results could differ materially from those expressed in any forward looking statements.

Among the factors that could cause actual results to differ materially are those factors detailed the section entitled “Risk Factors That May Impact Future Operating Results” on pages 32 through 45 of BEA’s report on Form 10-Q for the fiscal quarter ended July 31, 2005, and “Risk Factors that May Affect Our Future Results and the Market Price of Our Stock” on pages 24 through 39 of Plumtree’s report on Form 10-Q for the fiscal quarter ended June 30, 2005, and similar disclosures in subsequent BEA and Plumtree SEC filings.

Forward looking statements and risk factors are made as of information available to us today. BEA and Plumtree disclaim any obligation to update these forward looking statements.

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Alfred S. Chuang

Chairman & CEO BEA Systems, Inc.

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Announcement

BEA SYSTEMS, INC TO ACQUIRE PLUMTREE FOR USD$200 MILLION

Combination Creates the Multi-Platform Portal Leader

Portal Market is Evolving – Portal Becoming Main Driver of Integration

Enterprise collaboration and transactional portals

Anticipated Close: Fall CY2005

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A Powerful Combination

BEA Systems

Leader in Portal, Application and Service Infrastructure.

Leading innovator in Ease of use for Java Development, Web Services, Application Frameworks and Composite Applications.

Plumtree Software

Leader in Portal and Collaboration software.

Leader in Business User Tools, Web Services, Collaboration and Multi-platform Composite Applications.

Leading supplier of both collaborative and transactional portals.

Leading vendor for Application and Service Infrastructure products.

The most open, extensible, and standards-based J2EE, .Net and Service-Oriented platform in the Industry.

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Strategic Rationale

Creates scale

Access to new customer base

Extends technology beyond J2EE (.Net)

Expands points of relationships within customers

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Mark Carges

CTO, BEA Systems, Inc.

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Complementary & Ongoing Product Lines

Strengths

Industries: Telecommunications, Financial Services, Federal Government, Pharmaceuticals

Types of Portals: Transactional Portals, Process-centric Portals, Application-centric Portals, Application Platform Suites, Extranets

Target user/buyer: Developer-centric, J2EE-standard Portal environments

Strengths

Industries: Retail, Consumer Packaged Goods, Federal and State and Local Government, Industrial Manufacturing

Types of Portals: Collaborative, Knowledge Management, Community and Channel

Target user/buyer: LOB-centric, mixed .NET/J2EE Portal environments

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Customers Benefit from Portfolio Breadth and Depth; Broad Solution Experience

- Dual Offerings: Plumtree's ease of use and out-of-the-box functionality plus the power and flexibility of BEA WebLogic Platform
- Access to both transactional and collaborative technologies from a single supplier
  - BEA is the clear market leader in transactional portals
  - Plumtree is the clear market leader in collaborative portals
- Support Mixed Environments: J2EE and .NET applications and portlets
  - Only portal to span both J2EE and .Net
  - Multiple platforms, multiple application servers
- Broad portfolio of Vertical and Horizontal solutions

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bea
Think liquid.

John Kunze

CEO,

Plumtree Software, Inc.

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Plumtree Highlights

Overview

Founded in 1996; IPO 2002 [Nasdaq: PLUM]

Awards and Recognitions

Leader in META Group’s Portal METASpectrum

Leader in Gartner Group’s Horizontal Portal Magic Quadrant

Infoworld’s “2005 Technology of the Year”

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Plumtree Customers

739 Total customers

20 of Fortune 50

35 of Fortune 100

87 of Fortune 500

Total licensed users: nearly 25 million

Added 1.5 million users in Q205

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SOA and Composite Applications

Composite Applications

Combining existing data and processes with new shared services

Dynamic assembly and reconfiguration

Reusable components

Open Solutions

Support every major application server, security system, content repository, development environment, search engine and operating system

Not just integration of .NET and J2EE — native products on both platforms

Web services as the universal integration protocol

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Mark Dentinger

CFO, BEA Systems, Inc.

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Summary of Transaction

BEA will pay USD$5.50 per share in cash, or approximately USD$200 Million

Transaction will be accounted for as a purchase

Close is expected Fall CY2005, subject to regulatory approvals, Plumtree shareholder approval and resolutions of closing matters

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Plumtree Software Financial Profile

License Revenue $38.3M

Total Revenue $92.5M

Gross Margin 75%

R&D Expenses $26M

SG&A $48.7M

Cash used in operations $4.3M

Headcount: 415

Unaudited trailing 12 months data as of period ended 6/30/05

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Additional Information and Where to Find It

Plumtree has agreed to file a proxy statement in connection with the proposed acquisition with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND SUCH OTHER MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PLUMTREE SOFTWARE AND THE PROPOSED TRANSACTION. The proxy statement will be mailed to the stockholders of Plumtree. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by going to Plumtree’s Investor Relations page on its corporate website at www.plumtree.com.

In addition, Plumtree and its officers and directors may be deemed to be participants in the solicitation of proxies from Plumtree’s stockholders with respect to the acquisition. A description of any interests that Plumtree’s officers and directors have in the acquisition will be available in the proxy statement. In addition, BEA may be deemed to be participating in the solicitation of proxies from Plumtree’s stockholders in favor of the approval of the acquisition. Information concerning BEA’s directors and executive officers is set forth in BEA’s proxy statements for its 2005 annual meeting of stockholders, which was filed with the SEC on May 16, 2005, and annual report on Form 10-K filed with the SEC on April 18, 2005. These documents are available free of charge at the SEC’s web site at www.sec.gov or by going to BEA’s Investor Relations page on its corporate website at www.bea.com.

Questions/Answers

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